Exhibit 10.1
Execution Version
SIXTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AND
THIRD AMENDMENT TO FEE LETTER
This SIXTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT (this “Amendment”), dated as of June 30, 2025, is entered into by and among MORGAN STANLEY BANK, N.A., a national banking association, as buyer (together with its successors and assigns, “Buyer”), ACRC LENDER MS LLC, a Delaware limited liability company, as seller (“Seller I”), and ACRC Lender MS II LLC, a Delaware limited liability company, as seller (“Seller II” and, together with Seller I, individually and collectively as the context may require, “Seller”), and ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation, as guarantor (“Guarantor”).
RECITALS
WHEREAS, Buyer and Seller I are parties to that certain Master Repurchase and Securities Contract Agreement, dated as of January 16, 2020, as joined by Seller II pursuant to that certain Omnibus Amendment to Transaction Documents, dated as of December 23, 2024, by and among Buyer, Seller, Guarantor, and Pledgors (as such term is defined therein) (as amended prior to the date hereof, the “Existing Repurchase Agreement”; as amended hereby and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”);
WHEREAS, Buyer and Seller I are parties to that certain Fee Letter, dated as of January 16, 2020, as joined by Seller II pursuant to that certain Omnibus Amendment to Transaction Documents, dated as of December 23, 2024, by and among Buyer, Seller, Guarantor, and Pledgors (as such term is defined therein) (as amended prior to the date hereof, the “Existing Fee Letter”; as amended hereby and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Fee Letter”); and
WHEREAS, Seller has requested certain amendments and modifications be made to the Existing Repurchase Agreement and Existing Fee Letter, and Buyer has agreed to amend the Existing Repurchase Agreement and Existing Fee Letter as more specifically set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Amendments to Existing Repurchase Agreement.

a.    The following definitions in Article 2 of the Existing Repurchase Agreement are hereby amended and restated as follows:
““Facility Amount” shall mean $150,000,000.00.”
““Initial Facility Termination Date” shall mean July 16, 2026.”
““Preapproved Accordion Amount” shall mean $250,000,000.00.”
b.    Article 2 of the Existing Repurchase Agreement is hereby amended to insert the definition of “Upsize Fee” in correct alphabetical order as follows:
““Upsize Fee” shall have the meaning specified in the Fee Letter.”

c.    Section 9(a) of the Existing Repurchase Agreement is hereby amended and restated in its entirety as follows:
“(a)    Extension of Facility Termination Date. At the request of Seller delivered to Buyer no earlier than ninety (90) days and no later than thirty (30) days before the Initial Facility Termination Date, Seller may request a one (1) year extension of such Initial Facility Termination Date (such extended Initial Facility Termination Date, the “Extended Facility Termination Date”). Such request may be approved or denied in Buyer’s sole discretion, and in any case shall be approved only if (i) no Default, Event of Default or Margin Deficit that is due and unpaid in accordance with Section 4(a), shall exist, in each case, on the date of Seller’s request to extend or on the Initial Facility Termination Date, (ii) Seller shall deliver an Officer’s Certificate to Buyer certifying that all representations and warranties in this Agreement remain true, correct, complete and accurate in all respects as of the Initial Facility Termination Date (except such representations which by their terms speak as of a specified date and subject to any exceptions disclosed to Buyer in an Exception Report prior to such date and approved by Buyer), and (iii) on or before the Initial Facility Termination Date, Seller shall have paid the Extension Fee to Buyer. For the avoidance of doubt, in the event that Seller requests the extension set forth in this Section 9(a) and Buyer approves such extension, Seller would be obligated to pay the Extension Fee to Buyer on or before July 16, 2026, and the Initial Facility Termination Date would be extended by one (1) year to July 16, 2027 (the “Extended Facility Termination Date”).
d.    Section 9(b) of the Existing Repurchase Agreement is hereby amended and restated in its entirety as follows:
“(b)    Increase of Facility Amount. At the request of Seller, Seller may permanently increase the Facility Amount to an amount not to exceed the Preapproved Accordion Amount, provided that the following conditions are satisfied:
(i) Seller shall, as applicable, execute: (A) an amendment documenting such increased Facility Amount or (B) such other documents as Buyer may reasonably require;
(ii) no Default, Event of Default or Margin Deficit that is due and unpaid in accordance with Section 4(a) shall exist, in each case, on the date of Seller’s request to increase the Facility Amount or on the date of such increase of the Facility Amount;
(iii) Seller shall deliver an Officer’s Certificate to Buyer certifying that all representations and warranties in this Agreement remain true, correct, complete and accurate in all respects as of the date of such increase of the Facility Amount (except such representations which by their terms speak as of a specified date and subject to any exceptions disclosed to Buyer in an Exception Report prior to such date and approved by Buyer); and
(iv) Seller shall pay the Upsize Fee.

2.    Amendments to Existing Fee Letter.

a.    Section 1 of the Existing Fee Letter is hereby amended to insert the definition of “Upsize Fee” in correct alphabetical order as follows:
““Upsize Fee” means a non-refundable fee in the amount equal to the product of (A) (x) the Preapproved Accordion Amount, multiplied by (y) 25 basis points (0.25%), and (B) the result of a fraction, the numerator of which is the number of days from the date on which the Facility Amount is increased in accordance with Section 9(b) of the Repurchase Agreement until the Initial Facility Termination Date, after giving effect to the applicable extension thereof (if any), and the denominator of which is 365.”

3.    Representations and Warranties. Seller hereby represents and warrants to Buyer as follows:
a.    No Margin Deficit, Event of Default, Default or, to Seller, Pledgors or Guarantor’s knowledge, Material Adverse Effect has occurred and is continuing as of the date hereof, and no Default, Event of Default or Margin Deficit will occur as a result of the execution, delivery and performance by Seller or Guarantor of this Amendment.
b.    All representations and warranties contained in the Repurchase Agreement, Existing Guaranty and all other Transaction Documents are true, correct, complete and accurate in all respects as of the date hereof (except (i) such representations which by their terms speak as of a specified date and subject to any exceptions disclosed to Buyer in an Exception Report prior to such date and approved by Buyer, and (ii) the representations and warranties regarding Seller or Guarantor’s financial statements shall be deemed to refer to the most recent financial statements furnished to Administrative Agent).
c.    No amendments have been made to the organizational documents of Seller, Original Pledgor or Guarantor since December 23, 2024.
d.    Seller and Guarantor have the authority to execute and deliver this Amendment and the other Transaction Documents to be executed and delivered in connection with this Amendment.
4.    Effectiveness. The effectiveness of this Amendment is subject to receipt by Buyer of the following:
a.    Amendment. This Amendment, duly executed and delivered by Seller, Original Pledgor, Guarantor and Buyer and acknowledged by Replacement Pledgor.
b.    Fees. Payment by Seller promptly following delivery of an invoice therefor of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.
c.    Extension Fee. For the avoidance of doubt, the amount of the Extension Fee due and payable on or prior to the date of this Amendment is $375,000.00.
d.    Good Standing. Certificates of existence and good standing for the Seller and Guarantor.

5.    Continuing Effect. As amended by this Amendment, all terms, covenants and provisions of the Repurchase Agreement, the Guaranty and the other Transaction Documents are ratified and confirmed and shall remain in full force and effect. As amended by this Amendment, all terms, covenants and provisions of the Repurchase Agreement and the Guaranty are ratified and confirmed and shall remain in full force and effect. This Amendment and the Replacement Pledge Agreement shall be deemed a “Transaction Document” for all purposes under the Repurchase Agreement.

6.    Binding Effect; No Partnership; Counterparts. The provisions of the Repurchase Agreement and the other Transaction Documents, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. This Amendment and any other Transaction Document may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf) or otherwise, and each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Amendment. Each party to this Amendment (a) agrees that it will be bound by its own Electronic Signature, (b) accepts the Electronic Signature of each other party to this Amendment, and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures.

7.    Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer, and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

8.    Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Existing Repurchase Agreement and/or the Existing Fee Letter.

9.    Costs and Expenses. Seller shall pay Buyer’s actual out of pocket costs and expenses incurred in connection with the preparation, negotiation, execution and consummation of this Amendment in accordance with the Repurchase Agreement.

10.    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. The parties agree that Article 18 (Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; Etc.) of the Repurchase Agreement and Section 5 (Other Provisions) of the Fee Letter is hereby incorporated herein by reference, mutatis mutandis.

11.    Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

12.    References to Transaction Documents. All references to the Pledge and Security Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Replacement Pledge Agreement, unless the context expressly requires otherwise.

13.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer, under the Guaranty, the Repurchase Agreement or any other Transaction Document, nor constitute an amendment of any provision of the Guaranty or any other Transaction Document by any of the parties hereto, other than as expressly set forth herein.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

ACRC LENDER MS LLC, a Delaware limited liability company, as Seller I

By: /s/ Keith Kooper
Name: Keith Kooper
Title: Vice President and Assistant Secretary

ACRC LENDER MS II LLC, a Delaware limited liability company, as Seller II

By: /s/ Keith Kooper
Name: Keith Kooper
Title: Vice President and Assistant Secretary

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation, as Guarantor

By: /s/ Keith Kooper
Name: Keith Kooper
Title: Vice President and Assistant Secretary
[signatures continue on next page]

Signature Page to Sixth Amendment to MRA and Third Amendment to Fee Letter (MS - ACRC)

MORGAN STANLEY BANK, N.A.,
a national banking association, as Buyer

By:     /s/ William P. Bowman
Name: William P. Bowman
Title:    Authorized Signatory

Signature Page to Sixth Amendment to MRA and Third Amendment to Fee Letter (MS - ACRC)